SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): June 22, 1999



                              E-TEK Dynamics, Inc.
               (Exact name of registrant as specified in charter)



         DELAWARE                   000-25103                 59-2337308
      (State or other
      jurisdiction of        (Commission File Number)        (IRS Employer
      incorporation)                                      Identification No.)



                     1865 LUNDY AVENUE, SAN JOSE, CALIFORNIA
                    (Address of principal executive offices)

                                      95131
                                   (Zip Code)

       Registrant's telephone number, including area code: (408) 546-5000


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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      On May 26, 1999, E-TEK Dynamics, Inc. (the "Registrant") announced a definitive agreement to acquire ElectroPhotonics Corporation, an Ontario corporation ("EPC") for an aggregate purchase price of approximately $40 million. On June 22, 1999, the Registrant announced the completion of the acquisition. On that date, the Registrant acquired all of the outstanding shares of EPC. A copy of the press release issued by the Registrant on June 22, 1999 concerning the foregoing transaction is filed herewith as Exhibit 99, and is incorporated herein by reference.
      The purchase price was comprised of shares of capital stock and cash. The cash was provided from Registrant's working capital. The purchase price was determined by negotiations between the Registrant and the management and principal shareholders of EPC, and was accepted by all of the shareholders of EPC.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS

      (a) Financial Statements of Businesses Acquired.

      The Registrant is in the process of preparing financial statements of EPC to be included in an amendment to this Form 8-K to be filed within 60 days of the filing date of this Form 8-K.

      (b) Pro Forma Financial Information.

      The Registrant is in the process of preparing pro forma financial information to be included in an amendment to this Form 8-K to be filed within 60 days of the filing date of this Form 8-K.

      (c) Exhibits.


Exhibit
Number                                 Document
--------   -----------------------------------------------------------------

99         Press  Release  of  Registrant,   dated  June  22,  1999,  announcing
           Registrant's agreement to acquire EPC


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


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                                          E-TEK DYNAMICS, INC.
Dated: July 7, 1999



                                          By: /s/ Sanjay Subhedar

                                          Sanjay Subhedar
                                          Senior Vice President, Operations,
                                          Chief Financial Officer and Secretary